Exhibit 23.6

CONSENT OF CRAIG HARVEY

August 9, 2024

Re: Form F-3 Registration Statement to be filed by Caledonia Mining Corporation Plc (the "Company")

I, Craig Harvey, MAIG, MGSSA, consent to:

•	the use of the technical report titled “S-K 1300 Technical Report Summary on the Blanket Gold Mine, Zimbabwe” (the “Technical Report Summary”), with an effective date of December 31, 2023 and issued on May 15, 2024, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Registration Statement on Form F-3 being filed by the Company with the United States Securities and Exchange Commission (the “SEC”), and any amendments thereto (the "Form F-3");

•	the use of my name in connection with the preparation and review of the updated scientific and technical information related to the Company’s Bilboes sulphide project contained in the Form F-3 (the “Bibloes Technical Information”);

•	the use of and reference to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), included in or incorporated into the Form F-3, in connection with the Form F-3, the Technical Report Summary and the Bibloes Technical Information; and

•	the use of any extracts from, or summary of, the Technical Report Summary and the Bibloes Technical Information in, or incorporated into, the Form F-3 and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary and the Bibloes Technical Information, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form F-3.

I certify that I have read the Form F-3 and the documents incorporated by reference therein and that it fairly and accurately represents the information in the Technical Report Summary and the Bibloes Technical Information for which I am responsible.

/s/ Craig Harvey
Craig Harvey, NHD Economic Geology
MAIG, MGSSA